Francesca’s Holdings Corporation

9,000,000 Shares

Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

[●], 2012

Goldman, Sachs & Co.

200 West Street
New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As representatives of the several Underwriters

named in Schedule I hereto,

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of Francesca’s Holdings Corporation, a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), an aggregate of 9,000,000 shares of common stock, par value $0.01 per share (the “Stock”) of the Company and, at the election of the Underwriters, up to 1,350,000 additional shares of Stock. The aggregate of 9,000,000 shares to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 1,350,000 additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.          (a)  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)          A registration statement on Form S-1 (File No. 333-180569) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(ii)         No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iii)        For the purposes of this Agreement, the “Applicable Time” is [●] [p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

2

(iv)         The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(v)          The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken;

(vi)         Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, properties, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (each such change or development, a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(vii)        The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and to the Company’s knowledge any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii)      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, and, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification.

3

(ix)         The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, claims or defects, except for any liens securing the revolving credit facility described in the Pricing Prospectus and Prospectus;

(x)          The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor (b) will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi)         Neither the Company nor any of its subsidiaries (a) is in violation of its Certificate of Incorporation or By-laws or similar organizational documents or (b) in default, and no event has occurred that, with the notice or lapse of time or both, would constitute such a default, in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (b), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xii)        The statements set forth in both the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Consideration to Non-U.S. Holders”, and under the captions “Certain Relationships and Related Party Transactions”, “Description of Certain Indebtedness” and “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

4

(xiii)      Other than as set forth in both the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which would, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiv)        The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv)         At the time of filing the Initial Registration Statement the Company was not, and as of the Applicable Time is not, an “ineligible issuer,” as defined under Rule 405 under the Act;

(xvi)        Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and BDO USA, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including but not limited to, internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and, except as disclosed in the Pricing Prospectus and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xviii)     Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xix)        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective as of the Applicable Time;

5

(xx)         Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or, to the best of the Company’s knowledge, acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxi)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(xxii)      Neither the Company or any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);

(xxiii)     To the knowledge of the Company, all real property leased or owned by the Company or its subsidiaries complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants; neither the Company nor any subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting any such property or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxiv)      The Company and its subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable laws and regulations in all material respects. Neither the Company nor any of its subsidiaries has received notice with respect to any material violation of any applicable law or regulation;

(xxv)        No labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or is threatened; and the Company has not received notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxvi)      The Company and its subsidiaries own or possess, all rights to patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks or trade names (collectively, “Intellectual Property”) currently employed by them in the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of a material infringement of or a material conflict with asserted rights of others with respect to any of the foregoing;

6

(xxvii)     Except as disclosed in the Pricing Prospectus, no subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;

(xxviii)    (i) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of any applicable foreign federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof having the force and effect of law, including any judicial or administrative order, consent, decree or judgment having the force and effect of law relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings (collectively, “Actions”) relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the best of the Company’s knowledge, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation or any Actions relating to Hazardous Materials or any Environmental Laws;

(xxix)      There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xxx)        The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries other than as contemplated in this Agreement;

(xxxi)      The Company and its subsidiaries have filed all material foreign, federal, state and local tax returns with the appropriate tax authorities that are required to be filed, or have duly requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, and, except as otherwise disclosed in the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

7

(xxxii)     Except as disclosed in the Pricing Prospectus under the caption “Certain Relationships And Related Party Transactions”, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act;

(xxxiii)    The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxxiv)     The financial statements included in the Pricing Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown; such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the other financial information in the Pricing Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby;

(xxxv)      The Stock has been approved for listing, subject to notice of issuance, on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “FRAN”;

(xxxvi)     The Company is and, from and after July 21, 2011, has been in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of NASDAQ that are effective and applicable to the Company;

(xxxvii)    Except as disclosed in the Pricing Prospectus, there are no material proceedings that are pending or threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority; and

(xxxviii)    No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; each such employee benefit plan has been maintained in compliance with its terms and the requirements of applicable law, including ERISA and the Code, except where any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

8

(b)          Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)          All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has all necessary corporate, partnership or limited liability company right, power and authority, if applicable, to enter into this Agreement and, if applicable, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)         The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and, if applicable, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the operating agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company, or any similar organizational document, (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder; except in the case of (A) and (C) above, for such violations that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder or, if applicable, under the Power of Attorney or the Custody Agreement;

(iii)        Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)         Prior to the date hereof, such Selling Stockholder has executed and delivered to the Representatives a lock-up agreement, substantially in the form set forth in Annex I hereto;

9

(v)          Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)         The sale of the Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement and the Pricing Prospectus or any amendment or supplement thereto and complies with all applicable laws and the Company’s policy relating to trading by insiders;

(vii)        Solely to the extent that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Pricing Prospectus, Prospectus, Issuer Free Writing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(viii)      In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(ix)         All of the Shares (and, for those Selling Stockholders whose ownership of Shares is represented in whole or in part by one or more physical certificates, certificates in negotiable form representing such Shares) to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Registrar and Transfer Company, as custodian (the “Custodian”), and, if applicable, such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule V hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

10

(x)          The Shares (including, if applicable, any certificates representing such Shares) held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and, if applicable, the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares (including, if applicable, any certificates representing such Shares) shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney, if applicable, shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(xi)         There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder is a party, which are required to be described in the Registration Statement or the Pricing Prospectus or to be filed as exhibits thereto that are not so described or filed.

2.          Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

11

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,350,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, no earlier than two and no later than ten business days after the date of such notice.

3.          Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.          (a)          The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Attorneys-in-Fact shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates representing the Shares (to the extent such Shares are certificated) to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [April] [●], 2012, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

12

5.          The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

13

(d)          To make generally available to its security holders (which may be satisfied by filing with the Commission's Electronic Data, Gathering, Analysis and Retrieval System ("EDGAR")) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)          During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell, announce the intention to offer or sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, or file any registration statement with respect to, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 1(b)(iv) and 8(k) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period; provided, further, the restrictions in this clause (e) and the obligations of the Company with respect hereto shall terminate in the event the public offering and the delivery of the Firm Shares do not occur on the terms and in the manner contemplated in the Prospectus;

(f)          To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided, that the Company may satisfy the requirements of this subsection by filing such information with the Commission via EDGAR;

14

(g)          During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that the Company may satisfy the requirements of this subsection by filing such information with the Commission via EDGAR;

(h)          To use its best efforts to list, subject to notice of issuance, the Shares on NASDAQ;

(i)          To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j)          If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act; and

(k)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.          (a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; each Selling Stockholder severally and not jointly represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;

15

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid (A) the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NASDAQ and the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (FINRA) of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares (other than costs and expenses associated with the use of any conference rooms or similar facilities), including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (for the avoidance of doubt, the Underwriters will pay or cause to be paid travel and lodging expenses of the representatives and officers of any Underwriter), and 50% of the cost of any aircraft chartered or otherwise used in connection with investor presentations and the road show; (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; (B) all costs and expenses of the Selling Stockholders incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) if applicable, such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (B) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, if applicable, and the Company agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

16

8.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you their written opinion and letter, each dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(c)          (1) O’Melveny & Myers LLP, counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)          The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii)         The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly authorized by all necessary corporation action on the part of the Company and are validly issued, fully paid and non-assessable; and the Shares conform to the description of the Stock in the Prospectus;

17

(iii)        Francesca’s LLC is a limited liability company validly existing in good standing under the laws of the State of Delaware. All of the limited liability company interests of Francesca’s LLC have been duly issued under and authorized by its limited liability company agreement (the “LLC Agreement”) and are not subject to capital call by Francesca’s LLC, except that a member may be liable for the return of a Francesca’s LLC distribution under the circumstances described in the LLC Agreement and in Delaware: Section 18-607(b) of the Act, and (except for directors’ qualifying shares) are owned of record by the Company;

(iv)         To the best of such counsel’s knowledge, there is no pending or threatened action, suit, proceeding or investigation before any court or governmental agency or authority or any arbitrator against the Company of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed as required;

(v)          This Agreement has been duly authorized, executed and delivered by the Company;

(vi)         The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any of the agreements that are filed as exhibits to the Registration Statement, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(vii)        No consent, approval, authorization, order, registration or qualification of or with any federal or New York court or any federal or New York governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (a) the registration under the Act of the Shares, (b) such as may have been obtained prior to the date of such opinion and are in full force and effect, (c) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (d) it is understood that no opinion is given in this paragraph (vi) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law;

(viii)      The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Certain Relationships and Related Party Transactions”, “Description of Certain Indebtedness” and “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are correct in all material respects;

18

(ix)         The statements set forth in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations to non-U.S. Holders”, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, are correct in all material respects;

(x)          The Company is not an “investment company”, as such term is defined in the Investment Company Act;

(2) O’Melveny & Myers LLP, counsel for the Company, shall have furnished to you a letter, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (1)(xi) of this Section 8(c), they have no reason to believe, (a) that, any part of the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) that the Pricing Prospectus, as of the Applicable Time (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

(d)          The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

19

(i)          A Power of Attorney, if applicable, and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

(ii)         This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney, if applicable, and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the operating agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii)        No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such as may have been obtained prior to the date of such opinion letter and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

(iv)         Immediately prior to such Time of Delivery, such Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims (other than those under the stockholders’ agreement referred to in the Pricing Prospectus that by their nature will no longer be effective immediately following such Time of Delivery), and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(v)          Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters; and

(vi)         Francesca’s Collections, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and is duly qualified as a foreign corporation to do business in the States of California, Florida, Georgia, Illinois and New Jersey. All of the outstanding shares of capital stock of Francesca’s Collections, Inc. have been duly issued under and authorized by its bylaws, are fully paid and non-assessable and are owned of record by Francesca’s LLC, a wholly owned subsidiary of the Company.

20

In rendering the opinion in paragraphs (iii) and (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to consents, approvals, authorizations and orders as well as ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

(e)          Walkers, counsel for CCMP Capital Investors (Cayman) II, L.P., shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(f)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP and BDO USA, LLP shall each have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)          (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, properties, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of its subsidiaries’ debt securities;

21

(i)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NYSE or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)          The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on NASDAQ;

(k)          The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule IV hereto, in the form set forth in Annex I hereto;

(l)          The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)          The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section.

(n)          The Company and the Selling Stockholders shall have furnished or caused to be furnished to counsel for the Underwriters at such Time of Delivery such documents, opinions or other materials as they may reasonably request for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

9.          (a)          The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim, as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

22

(b)          Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the aggregate liability of such Selling Stockholder pursuant to this subsection 9(b) below shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but without deducting expenses of the Company or the Selling Stockholders) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c)          Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

23

(d)          Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

24

(e)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Stockholder shall be required to contribute (x) in any circumstance in which the losses, claims, damages, liabilities or expenses arose from matters other than written information provided to the Company by such Selling Stockholder expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or (y) any amount in excess of the amount by which the Selling Stockholder Net Proceeds exceed the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. In addition, the Selling Stockholders’ respective obligations in this subsection (e) to contribute are several in proportion to their respective sale obligations and not joint.

(f)          The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.         (a)          If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

25

(b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.         The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.         If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9.

26

13.         In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, fax: 212-622-8358; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to the Attorney-in-Fact for such Selling Stockholder at its address set forth in Schedule II hereto or, if there is no Attorney-in-Fact for such Selling Stockholder, at such Selling Stockholder’s address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room and J.P. Morgan Securities LLC, 575 Washington Boulevard, 16th Floor, Jersey City, NJ 07310, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.         Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

27

16.         The Company and each Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or such Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder have consulted their respective own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.         This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.         THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19.         The Company and each of the Underwriters and Selling Stockholders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.         Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

28

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

29

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

FRANCESCA’S HOLDINGS CORPORATION

By:
Name:
Title:

CCMP Capital Investors II, L.P.

By: CCMP Capital Associates, L.P., its general partner

By: CCMP Capital Associates G.P., LLC, its general partner

By:
Name:
Title:

CCMP Capital Investors (Cayman) II, L.P.

By: CCMP Capital Associates, L.P., its general partner

By: CCMP Capital Associates G.P., LLC, its general partner
By:
Name:
Title:

Selling Stockholders NAMED IN SCHEDULE V HERETO,

By:
Name: John De Meritt

By:	Name: Kal Malik

As Attorneys-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule V to this Agreement

30

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

J.P. Morgan Securities LLC

By:
Name
Title:

On behalf of each of the Underwriters

31

SCHEDULE I

Number of Optional
Shares to be
	Total Number of		Purchased if
	Firm Shares		Maximum Option
Underwriter	to be Purchased		Exercised

Goldman, Sachs & Co.	[●	]	[●	]
J.P. Morgan Securities LLC	[●	]	[●	]
Jefferies & Company, Inc.	[●	]	[●	]
RBC Capital Markets, LLC	[●	]	[●	]
Stifel, Nicolaus & Company, Incorporated	[●	]	[●	]
KeyBanc Capital Markets Inc.	[●	]	[●	]
Total	[●	]	[●	]

SCHEDULE II

		Number of Optional
	Total Number of	Shares to be Sold
	Firm Shares	if Maximum Option
	to be Sold	Exercised

The Selling Stockholder(s):
CCMP Capital Investors II, L.P. (a)	7,469,616	1,191,222
CCMP Capital Investors (Cayman) II, L.P. (a)	995,622	158,778
Neill Davis (b)	60,000
EverLong Holdings LP (b)	141,313
Kal Malik (b)	216,424
Gene Morphis (b)	7,000
Joseph Scharfenberger (b)	110,025
Total	9,000,000	1,350,000

(a)          These Selling Stockholders are represented by O’Melveny & Myers LLP. The address for these Selling Stockholders is c/o CCMP Capital Advisors, LLC, 245 Park Avenue, New York, NY 10167.

(b)          These Selling Stockholders are represented by Locke Lord LLP and have appointed John De Meritt and Kal Malik as the Attorneys-in-Fact. The address for the Attorneys-in-Fact is c/o Francesca’s Holdings Corporation, 3840 W. 12th Street, Houston, TX 77008.

SCHEDULE III

Issuer Free Writing Prospectuses: None

SCHEDULE IV

Stockholders Subject to Lock-Up Agreements

CCMP Capital Investors II, L.P.
CCMP Capital Investors (Cayman) II, L.P.
EverLong Holdings LP
Gene Morphis
Kal Malik
Neill Davis
Joseph Scharfenberger

SCHEDULE V

Selling Shareholders that have appointed John De Meritt and Kal Malik as the Attorneys-in-Fact

Neill Davis
EverLong Holdings LP
Kal Malik
Gene Morphis
Joseph Scharfenberger

ANNEX I

Form of Lock-Up Agreement

Francesca’s Holdings Corporation

Lock-Up Agreement

________________, 2012

Goldman, Sachs & Co.

200 West Street
New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Francesca’s Holdings Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Francesca’s Holdings Corporation, a Delaware corporation (the “Company”), and with the selling stockholders named in Schedule II to such agreement, providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock of the Company with a par value of $0.01 (the “Common Stock”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, announce the intention to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or exercise any right with respect to the registration of any of the Undersigned’s Shares, or demand or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the Public Offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 12 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may (i) transfer the Undersigned’s Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) transfer the Undersigned’s Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) sell shares of Common Stock acquired by the Undersigned in open market transactions after the completion of the Public Offering, or (iv) transfer the Undersigned’s Shares with the prior written consent (a “Waiver”) of the Representatives on behalf of the Underwriters, provided that in the case of clauses (i), (ii) and (iii), no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer during the Lock-Up Period. The foregoing restrictions shall also not apply (a) to the registration of or sale to the Underwriters of any shares of Common Stock pursuant to the Underwriting Agreement as part of the Public Offering and (b) the exercise by the Undersigned of any stock options granted under any Company stock incentive plan as described in the prospectus related to the Public Offering (other than any disposition of shares of Common Stock as a result of a “cashless” exercise of any such stock options) provided that in each case all shares of Common Stock received by the Undersigned upon such exercise shall thereafter be subject to the restrictions contained in this Lock-Up Agreement. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, limited partnership, limited liability company or other entity, the undersigned may transfer shares of Common Stock to its limited partners, members or stockholders, or any wholly-owned subsidiary of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such shares of Common Stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value and no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer during the Lock-Up Period. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding anything herein to the contrary, the Underwriters and their affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that, if (i) the sale of the Shares contemplated by the Underwriting Agreement is not completed by May 31, 2012, or (ii) the Company notifies the Representatives that it does not intend to proceed with the public offering of the Common Stock, this Letter Agreement shall terminate, and the undersigned shall be released from all obligations hereunder.

This agreement and any matters related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The undersigned agrees that any suit or proceeding arising in respect of this Lock-Up Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the undersigned agrees to submit to the jurisdiction of, and to venue in, such courts.

Very truly yours,

Exact Name of Party to Lock-Up Agreement

Authorized Signature

Title

ANNEX II (a)

Opinion of O’Melveny & Myers LLP

[●], 2012

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement for the offering of [●] shares of common stock, par value $0.01 per share of Francesca’s Holdings Corporation

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Sale of common stock of Francesca’s Holdings Corporation pursuant to the Underwriting Agreement (as defined below)

Ladies and Gentlemen:

We have acted as special counsel to Francesca’s Holdings Corporation, a Delaware corporation (the “Company”) and Francesca’s LLC, a Delaware limited liability company, in connection with the sale by CCMP Capital Investors II, L.P., a Delaware limited partnership, CCMP Capital Investors (Cayman) II, L.P., a Cayman Islands exempted limited partnership, and the other stockholders named in Schedule II of the Underwriting Agreement (as hereinafter defined) (together, the “Selling Stockholders”) of an aggregate of [●] shares of common stock, par value $0.01 per share of the Company (the “Shares”) pursuant to that certain underwriting agreement, dated [●], 2012 (the “Underwriting Agreement”), by and among you, the Company and the Selling Stockholders. We are providing this opinion letter to you pursuant to Section 8(c) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used in this opinion letter and defined in the Underwriting Agreement have the meanings given in the Underwriting Agreement.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the Underwriting Agreement. As to relevant factual matters, we have relied upon, among other things, (a) the representations and warranties of the Company set forth in the Underwriting Agreement and (b) the officer’s certificate attached hereto as Annex A (the “Officer’s Certificate”). In addition, we have obtained and relied upon those certificates of public officials we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. This opinion letter specifically relies on such documents and certificates and assumes that the facts represented therein will not change in any material way. To the extent the Company’s obligations depend on the enforceability of the Underwriting Agreement against the other parties to the Underwriting Agreement, we have assumed that the Underwriting Agreement is enforceable against such other parties.

We also have examined the registration statement on Form S-1 (File No. [●]) of the Company filed with the Securities and Exchange Commission (the “Commission”) on [●], 2012 [to be updated for amendments or 462(b) registration statements as necessary] (such registration statement being hereinafter referred to as the “Registration Statement[s]”), the preliminary prospectus dated [●], 2012 (the “Pricing Prospectus”) and the prospectus dated [●], 2012, as filed pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), in each case, relating to the offer and sale of the Shares under the Securities Act.

On the basis of such examination, our reliance upon the assumptions in this opinion letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion letter, we are of the opinion that:

1.          The Company is a corporation validly existing and in good standing under the laws of the State of Delaware with the corporate power to own its properties and conduct its business as described in the Final Prospectus.

2.          The Company has an authorized capitalization as set forth in the Final Prospectus, and all of the outstanding shares of the capital stock of the Company (including the Shares being delivered on the date hereof) have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable, and the Shares conform to the description of the Company Shares in the Final Prospectus.

3.          Francesca’s LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and all of the outstanding limited liability company interests in Francesca’s LLC have been duly issued under and authorized by the limited liability company agreement of Francesca’s LLC (the “LLC Organizational Document”) and are not subject to capital call by Francesca’s LLC, except that a member may be liable for the return of a Francesca’s LLC distribution under the circumstances described in the LLC Organizational Document and in Section 18-607(b) of the Delaware Limited Liability Company Act (“DLLCA”), and (except for directors’ qualifying shares) are owned of record by the Company.

4.          The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

5.          The execution and delivery by the Company of the Underwriting Agreement do not, and the performance of the Company of its obligations under the Underwriting Agreement will not, (i) violate, breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified in the Officer’s Certificate (the “Applicable Agreements”), (ii) violate the Company’s certificate of incorporation or by-laws (collectively, the “Company Organizational Documents”), (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any New York or federal court or governmental authority binding on the Company and identified in the Officer’s Certificate or (iv) violate the present Delaware General Corporation Law (“DGCL”) or any current New York or federal statute, rule or regulation. If an Applicable Agreement is governed by the laws of a jurisdiction other than New York, we have assumed that such Applicable Agreement is governed by the laws of the State of New York. We express no opinion with respect to any provision of any Applicable Agreement to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination.

6.          No order, consent, permit, authorization, registration, qualification or approval of any federal or New York governmental authority is required on the part of the Company for the execution and delivery of, and the performance of its obligations under, the Underwriting Agreement, except (i) registration under the Securities Act of the Shares, (ii) such as may have been obtained prior to the date hereof, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares pursuant to the Underwriting Agreement and (iv) it is understood that no opinion is given in this paragraph 6 with respect to any securities law or any rule or regulation issued pursuant to any securities law.

7.          The statements in the Final Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares, and under the captions “Certain Relationships and Related Party Transactions,” “Description of Certain Indebtedness” and “Underwriting (Conflicts of Interest),” insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, are correct in all material respects.

8.          The statements in the Final Prospectus under the caption “Material U.S. Federal Income Tax Considerations to non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, are correct in all material respects.

9.          The Company is not be an “investment company” required to register under the Investment Company Act of 1940, as amended.

10.         To our knowledge, there is no pending or threatened action, suit, proceeding or investigation before any court or governmental agency or authority or any arbitrator against the Company of a character required to be disclosed in the Registration Statement or Final Prospectus which is not adequately disclosed as required.

Our opinions set forth above are subject to the following qualifications:

A.           For purposes of our opinion in paragraphs 5 and 6 above, we have assumed that the Company will not in the future take any discretionary action (including a decision not to act) permitted by the Underwriting Agreement that would cause the performance of the Underwriting Agreement (i) to violate the Company Organizational Documents, (ii) to violate, breach or result in a default under any existing obligation of or restriction on the Company under Applicable Agreements, (iii) to violate any current provision of the DLLCA or the DGCL or any federal or New York statute, rule or regulation or any order identified in the Officer’s Certificate or (iv) to require any order, consent, permit or approval of any federal or New York governmental authority.

B.           In rendering our opinion in paragraphs 5 and 6 above, we do not express any opinion with respect to any orders, consents, permits or approvals of any federal or New York governmental authority that may be necessary generally in connection with the business or operations of the Company.

C.           Our opinions set forth in paragraphs 1 and 3 with respect to good standing are based solely upon our review of certificates of the Secretary of State of the State of Delaware and certificates or statements of public officials, in each case dated as of date of the records or statements provided to us.

D.           Our opinions set forth in paragraphs 5 and 6 above are limited to those current New York and federal statues, rules, regulations and governmental authorities that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Underwriting Agreement.

Reference is made to the Registration Statement, the Pricing Prospectus, the Final Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (as defined in the Underwriting Agreement) (other than the financial statements and related schedules therein). As counsel to the Company, we reviewed the Registration Statements, the Pricing Prospectus and the Final Prospectus and participated in discussions with representatives of the Underwriters, representatives of the Company and its independent public accountants and your counsel at which the contents of the Registration Statements, the Pricing Prospectus and the Final Prospectus and related matters were discussed.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statements, the Pricing Prospectus or the Final Prospectus and we do not undertake any obligation to verify independently any of the factual matters set forth in the Registration Statements, the Pricing Prospectus or the Final Prospectus (except for the statements described in paragraphs 7 and 8 above). Moreover, many of the determinations required to be made in the preparation of the Registration Statements, the Pricing Prospectus and the Final Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, (a) on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statements, including the information deemed to be part of the Registration Statements as of their effective dates pursuant to Rule 430A promulgated under the Securities Act, as of the effective dates of the Registration Statements, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Prospectus, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus, as of its date and as of the date hereof, contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (b) the Registration Statements, the Pricing Prospectus, the Final Prospectus, and any further amendments or supplements thereto, as applicable, made by the Company as of the date hereof, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; provided, however, that we assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements, the Pricing Prospectus or the Final Prospectus (except for the statements described in paragraphs 7 and 8 above), and we express no belief with respect to the financial statements or other financial or accounting data contained in the Registration Statements, the Pricing Prospectus or the Final Prospectus or with respect to the statements contained in the exhibits to the Registration Statements.

The law covered by this opinion letter is limited to the present federal law of the United States, the present law of the State of New York, the present DGCL and DLLCA. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion letter is furnished by us as special counsel for the Company and Francesca’s LLC and may be relied upon by you only in connection with the Underwriting Agreement and the transactions contemplated thereby. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that arise after the date of this opinion letter and come to our attention, or any future changes in laws.

Very truly yours,

Annex A

Officer’s Certificate

(attached)

FRANCESCA’S HOLDINGS CORPORATION
FRANCESCA’S, LLC

OFFICER’S CERTIFICATE

Dated as of [●], 2012

I, the undersigned, am [●] of Francesca’s Holdings Corporation, a Delaware corporation (the “Company”) and Francesca’s LLC, a Delaware limited liability company (the “LLC” and, together with the Company, the “Opinion Parties”) and I hereby certify on behalf of the Company and the LLC, solely in my capacity as an officer of the Opinion Parties, as follows:

1.           This Certificate is being delivered in connection with the opinion letter to be delivered on the date hereof by O’Melveny & Myers LLP (“OMM”; such opinion letter being the “Opinion Letter”) in connection with the Underwriting Agreement (as defined in the Opinion Letter) and the transactions contemplated thereby (the “Transactions”). Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Opinion Letter. I further understand that OMM is relying on this Officer’s Certificate and the statements made herein in delivering such Opinion Letter. I am authorized by the Opinion Parties to deliver this Officer’s Certificate to OMM.

2.           I consent to the delivery of the Opinion Letter.

3.           OMM is authorized to rely on the statements in this Officer’s Certificate in preparing and delivering the Opinion Letter.

4.           No dissolution proceedings have been commenced relating to the Opinion Parties, and no actions have been taken relating to, or anticipating or contemplating, the commencement of dissolution proceedings involving the Opinion Parties.

5.           I am familiar with the business of the Opinion Parties and the Transactions. I have personal knowledge of the facts certified in this Officer’s Certificate or have consulted with others at the Opinion Parties who have such personal knowledge and have confirmed such facts to me.

6.           Accurate and complete copies of the Opinion Parties’ certificate of incorporation or certificate of formation, as applicable, including all amendments to the date hereof, as certified by the Secretary of State of Delaware, have been delivered to OMM.

7.           Accurate and complete copies of each of the Opinion Parties’ bylaws or limited liability company agreement, as applicable, including all amendments to the date hereof, have been delivered to OMM. Such bylaws and limited liability company agreement continue in full force and effect on the date hereof.

8.           Accurate and complete copies of all resolutions adopted by the Opinion Parties relating to the Transactions have been delivered to OMM. None of such resolutions has been modified or rescinded.

9.           Each person who signed the agreements executed or delivered by the Company in connection with the Transactions was, at the time of such signing, duly authorized, qualified, and acting on behalf of the Company, as applicable. Such persons’ signatures appearing on such agreements are genuine, and such persons’ titles are correctly stated.

10.         Attached as Exhibit A is a list of certain agreements to which any Opinion Party is party (the “Applicable Agreements”). The Opinion Parties have provided accurate and complete copies of each such agreement (including all amendments and supplements) to OMM.

11.         Attached as Exhibit B is a complete list of all material orders, judgments and decrees of any New York or federal court or governmental authority binding on the Opinion Parties.

12.         The stock records and minute books of the Opinion Parties, previously provided to OMM, represent an accurate and complete record of transactions in each of the Company’s stock (including capital stock representing limited liability company interests or limited partnership interests) and actions taken by the Board of Directors and stockholders (or the equivalent) from their respective dates of formation to the date of this Certificate.

13.         Each of the Opinion Parties has received payment in full for all outstanding shares of its capital stock (including stock representing limited liability company interests or limited partnership interests).

14.         The Company (a) does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; (b) is not engaged in, or proposes to engage in, the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; and (c) does not own or propose to acquire investment securities, having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. For purposes of this paragraph, (a) “investment securities” includes all securities except government securities, securities issued by employees’ securities companies, and securities issued by majority-owned subsidiaries of a Credit Party that are not investment companies, as defined in the Investment Company Act of 1940; (b) “government securities” means securities issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States; or any certificate of deposit for any of the foregoing; and (c) “company” means a corporation, a partnership, an association, a joint-stock company, a trust, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee in bankruptcy or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

* * * * * * * * *

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of date first written above.

FRANCESCA’S HOLDINGS CORPORATION
FRANCESCA’S LLC

By:

Name: [ ]
Title: [ ]

Exhibit A

Applicable Agreements

To be conformed to exhibit listing to the Registration Statement

Exhibit B

List of Material Orders, Judgments and Decrees

None.

ANNEX II(b) (i)

Opinion of O’Melveny & Myers LLP as legal counsel to certain Selling Stockholders

[●], 2012

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

named in Schedule I of the Underwriting

Agreement (as defined below)

Re:	Sale of Common Stock of Francesca’s Holdings Corporation

Ladies and Gentlemen:

We have acted as special counsel to CCMP Capital Investors II, L.P., a Delaware limited partnership and CCMP Capital Investors (Cayman) II, L.P., a Cayman Islands exempted limited partnership (collectively, the “Selling Stockholders” and each, a “Selling Stockholder”) in connection with the sale by the Selling Stockholders of an aggregate of [●] shares of the common stock, par value $0.01 per share, of Francesca’s Holdings Corporation, a Delaware corporation (the “Company”) pursuant to that certain underwriting agreement, dated [●], 2012 (the “Underwriting Agreement”), by and among you, the Company and the Selling Stockholders (and the other persons or entities named on Schedule II of the Underwriting Agreement). We are providing this opinion to you pursuant to Section 8(d) of the Agreement. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Agreement have the meanings given in the Agreement.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the Agreement, the form of custody agreement (the “Custody Agreement”) to be entered into by each Selling Stockholder. As to relevant factual matters, we have relied upon, among other things, (a) the representations and warranties of the Selling Stockholders set forth in the Agreement and (b) certificates of officers of the Selling Stockholders, including, without limitation, the Selling Stockholders Certificate dated the date hereof and attached hereto as Annex A (the “Selling Stockholders’ Certificate”). In addition, we have obtained and relied upon those certificates of public officials we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. This opinion specifically relies on such documents and certificates and assumes that the facts represented therein will not change in any material way.

To the extent the Selling Stockholders’ obligations depend on the enforceability of the applicable Custody Agreement against the other parties to the applicable Custody Agreement, we have assumed that the Agreement is enforceable against such other parties. For the purposes of our opinion in paragraph 5 below, we have assumed that CCMP Capital Investors (Cayman) II, L.P. is (i) a partnership validly existing under the laws of its jurisdiction of organization, (ii) has the partnership power and authority to execute and deliver, and perform its obligations under, the Agreement and the applicable Custody Agreement, (iii) has taken all requisite action to authorize the execution, delivery and performance of the Agreement and the applicable Custody Agreement and (iv) has duly executed and delivered the Agreement and the applicable Custody Agreement.

On the basis of such examination, our reliance upon the assumptions contained in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.          Assuming (a) each Underwriter purchases the Shares to be sold by the Selling Stockholders (the “Selling Stockholder Shares”) without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as currently in effect in the State of New York (the “UCC”)), (b) each Underwriter makes payment therefor as provided in the Agreement and the Custody Agreement, (c) the Selling Stockholder Shares are delivered to the Underwriters in accordance with the provisions of the Custody Agreement and (d) each Underwriter obtains control of the Selling Stockholder Shares (within the meaning of Section 8-106 of the UCC), the Underwriters will acquire the Selling Stockholder Shares sold by each such Selling Stockholder free of any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC);

2.          No order, consent, permit, authorization, registration, qualification or approval of or filing with any New York or federal governmental authority is required on the part of the Selling Stockholders in connection with the Selling Stockholder Shares for the execution and delivery of the Underwriting Agreement or the Custody Agreement except (A) such as have been made or obtained prior to the date hereof and are in full force and effect and (B) as may be required under the Act, the Exchange Act or the Rules and Regulations or foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of the Financial Industry Regulatory Authority in connection with the purchase and distribution of the Selling Stockholder Shares by the Underwriters;

3.          The execution and delivery by the Selling Stockholders of the Agreement and the Custody Agreement does not, and the Selling Stockholders’ performance of their respective obligations under the Agreement and the Custody Agreement will not (A) violate the RUPA or any current New York or federal statute, rule or regulation, (B) violate or constitute a breach or default under the limited partnership agreement of CCMP Capital Investors II, L.P., (C) violate any order, judgment, writ or decree of any federal court or U.S. governmental authority binding on the Selling Stockholders identified in the Selling Stockholders’ Certificate, or (D) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which a Selling Stockholder is a party or by which a Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except that we express no opinion regarding any federal securities laws, state or foreign securities laws (including “Blue Sky” laws) or the rules and regulations of the FINRA;

4.          The execution, delivery and performance of the Agreement and the applicable Custody Agreement has been duly authorized by all necessary action on the part of CCMP Capital Investors II, L.P. under the Revised Uniform Partnership Act of the State of Delaware (the “RUPA”) and its limited partnership agreement dated as of September 28, 2007. The Underwriting Agreement and the applicable Custody Agreement have been duly executed and delivered by CCMP Capital Investors II, L.P.;

5.          Each Custody Agreement with respect to each Selling Stockholder constitutes the legally valid and binding obligations of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including without limitation, fraudulent conveyance laws) and by general principles of equity including without limitation, concepts of materiality reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law; and

6.          Immediately prior to the delivery of such Shares on the date hereof, each Selling Stockholder had good and valid title to the Shares to be sold by such Selling Stockholder under the Agreement, free and clear of all liens, encumbrances, equities or claims and has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under the Agreement.

With respect to paragraphs 2 and 3 above, our opinions are limited to those current New York and federal statutes, rules, regulations and governmental authorities that we have, in the exercise of customary professional diligence, recognized as applicable to the Selling Stockholders or to the transactions of the type contemplated by the Agreement or the Custody Agreement.

The law covered by this opinion is limited to the present federal law of the United States, the present law of the State of New York and the present RUPA. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is furnished by us as special counsel for the Selling Stockholders and may be relied upon by you only in connection with the Agreement and the transactions contemplated thereby. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Very truly yours,

ANNEX II(b) (ii)

Opinion of Locke Lord LLP as legal counsel to certain Selling Stockholders

[●], 2012

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As representatives of the Underwriters named in
Schedule I of the Underwriting Agreement (as
defined below),

Ladies and Gentlemen:

This opinion is furnished to you in connection with the sale by [●] (collectively, the "Selling Stockholders"), in their capacities as stockholders of Francesca’s Holdings Corporation, a Delaware corporation (the "Company"), of an aggregate of [●] shares of the Company’s Common Stock, par value $0.01 per share (the "Shares"), under the terms of that certain underwriting agreement (the "Underwriting Agreement") dated [●], 2012 by and among the Company, the Selling Stockholders (and the other persons or entities named on Schedule II of the Underwriting Agreement) and Goldman, Sachs & Co. and J.P. Morgan Securities LLC (together, the "Representatives"), as representatives of the Underwriters with respect to an aggregate of [●] [to be revised if option is exercised] shares of the Company’s Common Stock. Unless otherwise indicated, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

We have served as special counsel to the Selling Stockholders in connection with the transactions contemplated by the Underwriting Agreement, by the Powers of Attorney granted by certain of the Selling Stockholders and by the Custody Agreements. In arriving at the opinions expressed below, we have examined the following documents:

(a)          A copy of the Underwriting Agreement;

(b)          Copies of the Powers of Attorney between certain of the Selling Stockholders and the Attorneys-in-Fact;

(c)          Copies of the Custody Agreements between each of the Selling Stockholders and the Custodian;

(d)          Copies of the organizational documents of the Selling Stockholders, as applicable; and

(e)          The Articles of Incorporation and Bylaws of Francesca’s Collections, Inc., a Texas corporation, and any amendments thereto.

We have made such investigations of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to matters of fact material to our opinions, we have relied upon: (i) statements, representations and warranties of the Selling Stockholders made in or pursuant to the Underwriting Agreement, the Powers of Attorney and the Custody Agreements; (ii) certificates and statements of, or other information provided by, the Selling Stockholders; and (iii) certificates of governmental authorities.

In rendering the opinions set forth herein, we have assumed that all necessary filings required by federal and state securities laws with respect to the transactions contemplated by the Underwriting Agreement, the Powers of Attorney and the Custody Agreements have been, or will have been, duly and timely made.

The opinions set forth herein are further subject to: (i) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought; (ii) matters of public policy that may limit or prohibit rights to indemnity or exculpation (and in such connection we note, without opining, that rights to indemnity and contribution may be limited or prohibited by federal and state securities laws); and (iii) the fact that any rights of indemnity or contribution and the remedies of specific performance and injunctive and other forms of equitable relief may be limited by federal and state securities laws and are subject to public policy considerations, to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

In our examination and investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as photocopies or conformed copies. We also have assumed (except as to the Selling Stockholders) that, with respect to all of the documents referred to in this letter or reviewed by us: (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute the legal, valid, binding and enforceable obligations of, all of the parties to such documents; (ii) all signatories to such documents have been duly authorized; and (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

As used in this opinion, "to our knowledge" or words of similar import indicate that, in the course of our special representation of the Selling Stockholders in the transactions contemplated by the Underwriting Agreement, the Powers of Attorney and the Custody Agreements, no information that would give us current and actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered substantive legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of each such statement, except as expressly described herein.

Subject to the limitations and qualifications stated herein and based upon the foregoing, we are of the following opinions:

(i)          The Powers of Attorney executed by certain of the Selling Stockholders and the Custody Agreements have been duly executed and delivered by the applicable Selling Stockholders and constitute valid and binding agreements of the applicable Selling Stockholders in accordance with their terms;

(ii)         The Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholders; and the sale of the Shares to be sold by each Selling Stockholder pursuant thereto and the compliance by the Selling Stockholders with all of the provisions of the Underwriting Agreement and the applicable Powers of Attorney and the Custody Agreements and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the applicable Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the organizational documents of such Selling Stockholder or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii)        No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Shares to be sold by the Selling Stockholders thereunder, except such as have been obtained under the Act, such as may have been obtained prior to the date hereof and are in full force and effect and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iv)         Immediately prior to the Time of Delivery, each Selling Stockholder had good and valid title to the Shares to be sold at the Time of Delivery by such Selling Stockholder under the Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims (other than those under the stockholders’ agreement referred to in the Pricing Prospectus that by their nature will no longer be effective immediately following the Time of Delivery), and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to the Underwriting Agreement;

(v)          Good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters; and

(vi)         Francesca’s Collections, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and is qualified as a foreign corporation to do business in the States of California, Florida, Georgia, Illinois and New Jersey. All of the outstanding shares of capital stock of Francesca’s Collections, Inc. have been duly issued under and authorized by its bylaws, are fully paid and non-assessable and are owned of record by Francesca’s LLC, a wholly owned subsidiary of the Company.

For purposes of our opinions in paragraphs (iii) and (iv), we have been furnished with, and with your consent have relied on, representations made by the Selling Stockholders with respect to certain factual matters, which representations are contained in the certificate attached hereto as Exhibit A and incorporated herein by reference, and as of the date hereof, no facts have come to our attention which would lead us to believe that either the Underwriters or we are not justified in relying upon such certificate.

The opinions expressed herein are limited exclusively to matters involving the application of the laws of the State of Texas, the State of New York and the federal laws of the United States of America, all as presently in effect.

This letter is being delivered to the Underwriters pursuant to Section 8(d) of the Underwriting Agreement; and neither this letter nor any part hereof may be delivered to or used or relied upon by any other person or for any other purpose without our prior written consent except that Cravath, Swaine & Moore LLP, counsel to the Underwriters, may rely upon our opinion in connection with their opinion delivered to the Underwriters pursuant to the Underwriting Agreement. We hereby disclaim any obligation to advise you or any other person entitled to rely hereon of any change in the matters stated herein or to update the opinions set forth above.

Very truly yours,

Locke Lord llp

By:
[Donald A. Hammett, Jr.], Partner